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                                                                      EXHIBIT 11

                                                                               Year Ended December 31
                                                                        -------------------------------------
                                                                        1996             1995            1994
                                                                        ----             ----            ----
                                                                     (Restated)
                                                                      (In thousands, except per share amounts)
CALCULATION OF EARNINGS PER SHARE:
PRIMARY:
Weighted average common shares outstanding during the period ........   33,293           31,761       30,441
Dilutive effect of stock options using the treasury stock method.....    2,761            3,253          913
                                                                       -------          -------      -------
          Total common equivalent shares ............................   36,054           35,014       31,354
                                                                       -------          -------      -------
Net income ..........................................................  $30,716          $19,626      $ 4,579
Net income per share ................................................  $  0.85          $  0.56      $  0.15
FULLY DILUTED:(1)
Weighted average common shares outstanding during the period.........   33,293           31,761       30,441
Diluted effect of stock options using the treasury stock method .....    2,761            4,124        1,194
                                                                       -------          -------      -------
          Total common equivalent shares ............................   36,054           35,885       31,635
                                                                       -------          -------      -------
Net income ..........................................................  $30,716          $19,626      $ 4,579
Net income per share.................................................  $  0.85          $  0.55      $  0.15
                                                                       -------          -------      -------

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(1)  This calculation is submitted in accordance with Regulation S-K item
     601(b)(11) although not required by Footnote 2 to Paragraph 14 of APB Opinion No. 15 because it results in dilution of less than 3%.